EXHIBIT 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that Amendment Number 6 to the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of Allcity Insurance Company is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   March 25, 2003



LEUCADIA NATIONAL CORPORATION                PHLCORP, INC.

By: /s/ Joseph A. Orlando                    By: /s/ Joseph A. Orlando
    ---------------------------                  ----------------------------
Name: Joseph A. Orlando                      Name: Joseph A. Orlando
Title: Vice President and Chief              Title: Vice President
       Financial Officer



EMPIRE INSURANCE COMPANY                     BELLPET, INC.

By: /s/ Rocco Nittoli                        By: /s/ Corinne Maki
    ---------------------------                  ----------------------------
Name: Rocco Nittoli                          Name: Corinne Maki
Title: Chief Operating Officer               Title: Vice President,
                                                    Secretary and Controller



BALDWIN ENTERPRISES, INC.                    330 MAD PARENT. PARENT CORP.

By: /s/ Joseph A. Orlando                    By: /s/ Corinne Maki
    ---------------------------                  ----------------------------
Name: Joseph A. Orlando                      Name: Corinne Maki
Title: Vice President                        Title: Vice President,
                                                    Secretary and Controller


WMAC INVESTMENT CORPORATION

By: /s/ Joseph A. Orlando
    ---------------------------
Name: Joseph A. Orlando
Title: Vice President



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